EXHIBIT 99

FROM:	BALLY TOTAL FITNESS HOLDING CORPORATION 8700 West Bryn Mawr Ave. Chicago, IL 60631 www.ballyfitness.com Contact: Jon Harris - Tel. (773) 864-6850 Vice President, Media Development & Communications

THE MWW GROUP Public Relations - Tel. (201) 964-2443 Contact: Joe Cohen jcohen@mww.com

FOR IMMEDIATE RELEASE

BALLY TOTAL FITNESS APPOINTS PAUL TOBACK
CHAIRMAN OF THE BOARD OF DIRECTORS

CHICAGO, May 21, 2003 – Bally Total Fitness Holding Corporation (NYSE: BFT), North America’s leader in health and fitness products and services, announced today that Paul Toback has been appointed Chairman of the Board of Directors, effective immediately.

“It is an honor and privilege to lead Bally Total Fitness,” said Mr. Toback, Chairman, President and CEO of Bally Total Fitness Corporation. “As the largest nationwide operator of fitness centers, with approximately four million members, we believe that we have enormous growth opportunities and a superb team of dedicated people to meet our consumers’ ever-changing health and fitness product and service needs. I look forward to working closely with our Board of Directors, our senior management team and our 23,000 employees to maximize the true potential of the business.”

Mr. Toback joined Bally Total Fitness in 1997 as Vice President, Corporate Development and was named Senior Vice President, Corporate Development in 1998. Prior to joining Bally Total Fitness, he was Chief Operating Officer of Globetrotters Engineering Corporation, a worldwide engineering, management and development company.

He also served as executive assistant to the Chief of Staff in the first administration of the Clinton White House, where he was a senior advisor to the President’s Chief of Staff and managed the day-to-day operations of the White House. His White House responsibilities included helping lead the planning and execution of the 1994 Summit of the Americas and the successful campaign to pass NAFTA.

Mr. Toback has also served as Director of Administration for the City of Chicago under Mayor Richard M. Daley and as an attorney in Chicago. He is a graduate of Stanford University and has a Juris Doctorate from the University of Chicago Law School.

About Bally Total Fitness:

Bally Total Fitness is the largest and only nationwide, commercial operator of fitness centers, with approximately four million members and nearly 420 facilities located in 29 states, Canada, Asia and the Caribbean under the Bally Total Fitness®, Crunch FitnessSM, Gorilla SportsSM, Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With more than 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers. For more information, visit www.ballyfitness.com.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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